UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 25, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into a Purchase and Sale Agreement (the “PSA”), effective as of September 26, 2012 and as modified by that certain Addendum to Membership Interest Purchase Agreement (the “Addendum” and together with the PSA, the “LJL Purchase Agreement”), with John B. Montgomery and Michael Morton (collectively, the “Sellers”) to acquire all of the issued and outstanding membership interests of LJL Properties, LLC (“LJL”) for an aggregate purchase price of $6,300,000, consisting of: (a) $780,000 payable in cash; and (b) the assumption of indebtedness of LJL in the original principle amount of $5,520,000 (the “Loan”), subject to the terms and conditions of the LJL Purchase Agreement (the “LJL Purchase”).  LJL: (i) has applied for a Permit of Approval from the Arkansas Health Services Permit Agency (the “Permit”) permitting construction of a new 70-bed nursing facility identified as Lonoke County Nursing and Rehab Center to be located in Cabot, Lonoke County, Arkansas (the “New Facility”); and (ii) owns the real property relating to the New Facility (the “Real Property”).  LJL has caused the New Facility to be constructed upon the Real Property, with licensure of the New Facility pending.  AdCare Holdings may assign its right and liabilities under the LJL Purchase Agreement to one or more entities which are owned or controlled directly by AdCare Holdings.

Pursuant to the LJL Purchase Agreement, AdCare Holdings deposited $100,000 (the “Deposit”) into escrow to be held as earnest money.  Upon consummation of the LJL Purchase, the Deposit will be retained by the Sellers and applied against the purchase price therefor.  If: (x) AdCare Holdings terminates the LJL Purchase Agreement after performing an inspection of the Permit, the Real Property and certain other items identified in the LJL Purchase Agreement that is deemed unsatisfactory; or (y) the payee of the Loan notifies the Sellers that it will not provide the consents necessary for AdCare Holdings and the Sellers to consummate the LJL Purchase without causing a default on the Loan, then the Deposit shall be returned to AdCare Holdings and the LJL Purchase will not be consummated.

The closing of the LJL Purchase is expected to occur on December 1, 2012.  AdCare Holdings may extend the closing until December 15, 2012, subject to AdCare Holdings’ payment of an additional $50,000 in earnest money (which shall be held and disbursed as part of the Deposit) and as otherwise permitted under the terms of the LJL Purchase Agreement.

The foregoing description of the LJL Agreement is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 2.1 and Exhibit 2.2 and is incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                             Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of September 25, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC.

2.2	Addendum to Membership Interest Purchase Agreement, dated as of September 26, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

2.1	Membership Interest Purchase Agreement, dated as of September 25, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC.

2.2	Addendum to Membership Interest Purchase Agreement, dated as of September 26, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC.